EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-44399 of Cox Communications, Inc. on Form S-8 of our report dated March 29, 1999, appearing in this Annual Report on Form 11-K of Cox Communications, Inc. 1997 Employee Stock Purchase Plan for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
-----------------------------
    Deloitte & Touce LLP


Atlanta, Georgia
March 30, 1999

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